As Filed with the Securities and Exchange Commission on June 28, 2024

Registration No. 333-280421
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
——————
Greenlight Capital Re, Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

65 Market Street, Suite 1207, Jasmine Court P.O. Box 31110 Camana Bay Grand Cayman, KY1-1205 Cayman Islands (345) 943-4573	Corporation Service Company 19 West 44th Street Suite 200 New York, New York 10036 (800) 927-9800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
——————
Copies To:

David E. Sigmon General Counsel Greenlight Capital Re, Ltd. 65 Market Street, Suite 1207, Jasmine Court P.O. Box 31110
Camana Bay Grand Cayman, KY1-1205 Cayman Islands (345) 943-4573

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
Greenlight Capital Re, Ltd.
$200,000,000
Ordinary Shares, Preferred Shares, Depositary Shares, Debt Securities,
Warrants and Share Purchase Contracts
Under this shelf process, we may offer to sell, from time to time, any combination of the securities described in this prospectus in one or more offerings.
Specific terms of these securities will be provided in one or more supplements to this prospectus. Those terms may include, among others, as applicable:

•Aggregate principal amount	•Sinking fund terms
•Issue price	•Ranking
•Denomination	•Redemption terms
•Currency or composite currency	•Conversion terms
•Maturity	•Listing on a securities exchange
•Interest rate	•Amount payable at maturity
•Dividend rate	•Liquidation preference

You should read this prospectus and any applicable prospectus supplement carefully before you invest. We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.
These securities may be sold to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.
We may sell any combination of these securities in one or more offerings.
INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 2.
OUR ORDINARY SHARES ARE LISTED ON THE NASDAQ GLOBAL SELECT MARKET UNDER THE TRADING SYMBOL “GLRE”. EACH PROSPECTUS SUPPLEMENT WILL INDICATE IF THE SECURITIES OFFERED THEREBY WILL BE LISTED ON ANY SECURITIES EXCHANGE.

None of the U.S. Securities and Exchange Commission, any United States state securities commission, the Cayman Islands Monetary Authority nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
No offer is being made or will be made to the public in the Cayman Islands to subscribe for any securities to be issued hereunder.
This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.
The date of this prospectus is     , 2024.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference herein as described under the heading “Incorporation by Reference of Certain Documents.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.” General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.greenlightre.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.
You should rely only on the information contained in this prospectus, any applicable prospectus supplement, together with additional information incorporated by reference herein as described under the heading “Incorporation by Reference of Certain Documents.” We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.
As used in this prospectus, unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “the Company” and similar expressions are references to Greenlight Capital Re, Ltd. and its consolidated subsidiaries. Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Greenlight Capital Re” are solely to Greenlight Capital Re, Ltd.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, including statements regarding estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements”. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “predict,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, are inherently uncertain and beyond management’s control.
Forward-looking statements contained in prospectus and documents incorporated by reference may include, but are not limited to, information regarding our estimates for catastrophes and weather-related losses, measurements of potential losses in the fair market value of our investments, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding pricing, and other market and economic conditions including inflation, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities’ prices, and foreign currency exchange rates.
Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to:
•a downgrade or withdrawal of our A.M. Best ratings;
•any suspension or revocation of any of our licenses;
•losses from catastrophes and other major events;
•the loss of significant brokers; and
•those described under “Item 1A, Risk Factors” contained in our Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 5, 2024, which are incorporated by reference in this prospectus, as those risk factors may be updated from time to time in our periodic and other filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.
Any forward-looking statement in this Form S-3 reflect our current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth, strategy and liquidity. We undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only to the dates they were made.

SUMMARY

Overview
Greenlight Capital Re, Ltd.
Established in 2004, we are a global specialty property and casualty reinsurer headquartered in the Cayman Islands, with a reinsurance and investment strategy that we believe differentiates us from most of our competitors. We conduct our operations principally through two licensed and regulated entities: Greenlight Reinsurance, Ltd. (“Greenlight Re”), based in Grand Cayman, Cayman Islands, and Greenlight Reinsurance Ireland, Designated Activity Company (“GRIL”), based in Dublin, Ireland, in addition to our Lloyd’s platform Greenlight Innovation Syndicate 3456 (“Syndicate 3456”). Greenlight Re provides multi-line property and casualty reinsurance globally, while GRIL focuses mainly on specialty business. Our Syndicate 3456 supports innovative, technology-driven insurance partners (“insurtechs”).
The London market specialty business is central to our underwriting portfolio. In 2020, we established a UK marketing Company, Greenlight Re Marketing (UK) Limited (“Greenlight Re UK”), to increase our London market presence. On January 1, 2023, we acquired a Lloyd’s corporate member, Greenlight Re Corporate Member Ltd.(“GCM”), that provides underwriting capacity for various syndicates (including Syndicate 3456) that underwrite general insurance and reinsurance business at Lloyd’s. Prior to acquiring GCM, we sourced our Funds at Lloyd’s (“FAL”) business through the same corporate member. The ownership of GCM complements our Syndicate 3456 and provides us more control over the FAL business.
Through our Greenlight Re Innovations unit, we also make long-term strategic investments in early-stage insurance companies and managing general agents (“MGAs”) to complement our strategy and strengthen our client relationships. In December 2023, we incorporated Viridis Re SPC, Ltd. (“Viridis Re”) as an exempted segregated portfolio company (“SPC”) in the Cayman Islands. Through segregated portfolios of Viridis Re, we plan to offer cost-effective insurance and reinsurance solutions to current and future insurtechs and MGA partners.
Our goal is to build long-term shareholder value by providing risk management products and services to the insurance, reinsurance, and other risk marketplaces. We focus on delivering risk solutions to clients and brokers who value our expertise, analytics, and customer service offerings, while complementing our underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies.
On September 29, 2023, A.M. Best re-affirmed our “A- (Excellent)” rating with a stable outlook, the fourth highest of 13 ratings, for our two principal operating subsidiaries: Greenlight Re and GRIL. We believe a strong rating is important to compete and market reinsurance products to clients and brokers. These ratings reflect the rating agency’s opinion of our reinsurance subsidiaries’ financial strength, operating performance, and ability to meet obligations. It is not an evaluation directed toward the investors’ protection or a recommendation to buy, sell or hold our ordinary shares.
Additionally, A.M. Best assessed our Enterprise Risk Management practices as appropriate for our business complexity and overall risk profile.
Further, by being part of the Lloyd’s market, Greenlight Innovation Syndicate 3456 benefits from the following four Lloyd’s financial strength ratings: “A” (Excellent) from A.M. Best; AA- (Very Strong) from Fitch Ratings; AA- (Very Strong) from Kroll Bond Rating Agency; and AA- (Very Strong) from Standard & Poor’s.
Other Information
Greenlight Capital Re’s ordinary shares are listed on the Nasdaq Global Select Market under the symbol “GLRE.”

Our principal executive offices are located at 65 Market Street, Suite 1207, Jasmine Court, P.O. Box 31110, Camana Bay, Grand Cayman, KY1-1205, Cayman Islands. Our telephone number at that location is (345) 943-4573. We maintain a website at http://www.greenlightre.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.
For additional information concerning our company, please see “Where You Can Find More Information” on page 34 of this prospectus.
For further information regarding us, including financial information, you should refer to our recent filings with the SEC.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year and our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, the net proceeds from the sale of the securities offered by us will be used by us or our subsidiaries for working capital, capital expenditure, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.
We will pay the fees and expenses incurred in effecting the registration of the ordinary shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants.

DESCRIPTION OF SHARE CAPITAL

The following is a description of the material terms and provisions relating to our ordinary shares. Because it is a summary, the following description is not complete and is subject to and qualified in its entirety by reference to our Fourth Amended and Restated Memorandum and Articles of Association adopted by special resolution dated July 25, 2023 (the “Articles”), which define the rights of our shareholders. Our Articles are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Authorized Capital
Our authorized share capital consists of (i) 125 million ordinary shares, par value US$0.10 per share, and (ii) 50 million preferred shares, par value US$0.10 per share. As of June 15, 2024 we had 35,321,144 ordinary shares issued and outstanding and no preferred shares issued or outstanding. As of June 15, 2024, there were approximately 54 record holders of our ordinary shares, not including beneficial owners of shares registered in nominee or street name who represent approximately 24.7% of the ordinary shares issued and outstanding.
Since our inception in 2004 until July 25, 2023, we had two classes of common stock: (i) our Class A ordinary shares, which were traded on the NASDAQ; and (ii) our Class B ordinary shares. The rights of the holders of Class A and Class B shares were identical, except for voting and conversion rights. On July 25, 2023, at the Company’s annual general meeting, our shareholders approved the re-designation of Class B ordinary shares as Class A ordinary shares. Such re-designation, alongside the approved reclassification of the Class A ordinary shares as simply “ordinary shares,” resulted in the elimination of the dual-class structure. We have one class of common stock, our ordinary shares, which trades on the NASDAQ.
Ordinary Shares
Our ordinary shares each have a par or nominal value of US$0.10 per share. The holders of all ordinary shares are entitled:
(i)    to share equally in dividends (whether payable in cash, property or our securities) as our board of directors (“Board of Directors”) may from time to time declare in accordance with the provisions of our Articles and the Companies Law Act (as amended) of the Cayman Islands;
(ii)    in the event of our winding-up or dissolution, whether voluntary or involuntary or for the purpose of an amalgamation, reorganization or otherwise or upon any distribution of share capital and surplus, to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any issued and outstanding preferred shares; and
(iii)    generally to enjoy all of the rights attaching to such shares.
Holders of ordinary shares have no pre-emptive, redemption, conversion or sinking fund rights.
Each ordinary share is entitled to one vote per share. However, except upon unanimous consent of the Board of Directors pursuant to the Articles, no holder shall be permitted to acquire an amount of shares which would cause any person to own (directly, indirectly or constructively under applicable United States tax attribution and constructive ownership rules) 9.9% or more of the total voting power of the total issued and outstanding ordinary shares (a “9.9% Shareholder”). The Board of Directors shall reduce the voting power of any holder that is a 9.9% Shareholder to the extent necessary such that the holder ceases to be a 9.9% Shareholder. In connection with this reduction, the voting power of the other shareholders of the Company may be adjusted pursuant to the terms of the Articles. Accordingly, certain holders may be entitled to more than one vote per share subject to the 9.9% restriction in the event that the Board of Directors is required to make an adjustment on the voting power of any 9.9% Shareholder.

In connection with certain proposals that passed at our 2023 annual general meeting relating to the elimination of our former dual-class share structure, our Board of Directors consented pursuant to Section 11(1)(c) of the Articles to David Einhorn beneficially owning more than 9.9% of the total voting power of the total issued and outstanding ordinary shares, up to the amount of ordinary shares beneficially owned by David Einhorn at the time of the consent (i.e., 6,254,715 ordinary shares, which represented 17.7% of the outstanding ordinary shares as of June 15, 2024.
On May 3, 2024, our Board of Directors approved a share repurchase plan, which expires on June 30, 2025, authorizing us to repurchase up to $25.0 million of ordinary shares in the open market, through privately negotiated transactions or Rule 10b5-1 stock trading plans. We are not required to repurchase any of the ordinary shares and the repurchase plan may be modified, suspended, or terminated at the election of our Board of Directors at any time without prior notice. During the year ended December 31, 2023 and the first quarter ended March 31, 2024, there were no repurchases of our ordinary shares under the repurchase plan.
Ordinary shares reserved for issuance under the Company’s stock incentive plan for eligible employees, directors and consultants consists of 2,000,000 reserved ordinary shares plus any ordinary shares outstanding from previous incentive plans, with no more than 1,500,000 ordinary shares issuable upon settlement of incentive stock options. As of March 31, 2024, 2,914,198 ordinary shares remained available for future issuance under the Company’s stock incentive plan.
Limitation on Share Ownership
Under our Articles, except upon unanimous consent by the Board of Directors:
•no person shall be allowed to acquire ordinary shares if such acquisition would cause any person to own (directly, indirectly or constructively under applicable United States tax attribution and constructive ownership rules) 9.9% or more of the issued and outstanding ordinary shares; and
•no person shall be allowed to acquire ordinary shares if such acquisition would cause such person to own directly 9.9% or more of the issued and outstanding ordinary shares.
Under our Articles, our Board of Directors may send a repurchase notice in the event that it determines in its absolute discretion that:
•    a transfer would violate the ownership limitations described above; or
•    a transfer would result in an increased risk of adverse tax, regulatory or legal consequences to us. In the event the Board of Directors determines an ownership limitation has been violated, we have the option, but not the obligation, to purchase all or any part of the shares, to the extent we determine it is necessary or advisable to avoid or cure any adverse or potentially adverse consequences.
Preferred Shares
Pursuant to our Articles and Cayman Islands law, our Board of Directors may establish one or more series of preferred shares having such number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, powers and limitations as may be fixed by the Board of Directors without any further shareholder approval; provided that certain shareholder approval may be required for a new class of shares that would have superior rights over the existing class of shares. Any preferred shares issued will include restrictions on voting and transfer intended to avoid having us constitute a ‘‘controlled foreign corporation’’ for United States federal income tax purposes. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of us. The issuance of preferred shares could also adversely affect the voting power of the holders of the ordinary shares, deny shareholders the receipt of a premium on their ordinary shares in the event of a tender or other offer for the ordinary shares and have a depressive effect on the market price of the ordinary shares.

Options
At March 31, 2024, options to purchase 902,140 million ordinary shares at a weighted average exercise price of $19.01 were outstanding.
Restricted Stock Units
At March 31, 2024, performance restricted share units, convertible into 412,593 ordinary shares at a weighted average grant date fair value of $10.42 and service restricted share units, convertible into 160,493 ordinary shares at a weighted average grant date fair value of $11.14 were outstanding.
Corporate Governance
Our Articles provide for the corporate governance of the Company, including the establishment of share rights, modification of such rights, issuance of share certificates, the transfer of shares, alterations to capital, the calling and conduct of general and special meetings, proxies, the appointment and removal of directors, conduct and powers of directors, the payment of dividends and the winding-up of the company.
Our Articles provide that the Board of Directors will be elected annually. Shareholders may remove a director for cause as defined in the Articles prior to the expiration of such director’s term at a meeting of shareholders at which a quorum is present and more than 50% of the total voting power entitled to vote is cast in favor of such action. A general meeting of shareholders may be convened by the chairman of the Board of Directors or any two directors or any director and the secretary of the Board of Directors.
The provisions contained in our Articles may only be amended upon the affirmative vote of sixty-six and two thirds percent of the votes cast at a meeting of shareholders where a quorum is present.
Subject to the provisions of our Articles, the directors, secretary and officers shall be held harmless for any acts or omissions in the performance of their duties in the absence of willful negligence, willful default, fraud or dishonesty. Our Articles contain provisions for the indemnification of directors, officers and the secretary against liabilities to third parties arising in connection with the performance of their services by us, to the extent approved by a majority of the disinterested members of the Board of Directors. Expenses may be advanced to indemnified parties if approved by a majority of the disinterested members of the Board of Directors.
Registration Rights
The holders of our ordinary shares prior to our initial public offering were given certain registration rights pursuant to a shareholders’ agreement, dated August 11, 2004, or our Shareholders’ Agreement. Pursuant to our Shareholders’ Agreement, Greenlight Capital Investors, LLC, or GCI, had the right to unlimited demand registration rights once we were eligible to use Form S-3 (or similar short form registration statements). GCI assigned its demand registration rights under the Shareholders’ Agreement, with our consent, to David Einhorn, our chairman of the Board of Directors, on January 3, 2007. Pursuant to the Shareholders’ Agreement, David Einhorn is entitled to registration rights for all of his ordinary shares, including those acquired in a private placement in May 2007. We will not be required to effect more than two registrations pursuant to the demand rights in any 12-month period.
The registration rights described above can be modified on a pro rata basis if the managing underwriters for the registered offering believe modification is necessary due to market considerations. We are required to bear all expenses of all registration (exclusive of underwriting discounts and commissions, transfer taxes and fees and expenses of more than one counsel (and one local counsel, as reasonably required) for all selling shareholders).
On May 30, 2024, we entered into an amendment to the Shareholders’ Agreement to extend the term of David Einhorn’s registration rights to June 30, 2034.

Transfer Restrictions
Our Articles contain several provisions restricting the transferability of our ordinary shares. Our Articles provide that, if our Board of Directors determines in its sole and absolute discretion that:
•any transfer of shares would violate the ownership limitations described above; or
•the transfer would result in an increased risk of adverse tax, regulatory or legal consequences to us or any of our shareholders, they may decline to register such transfer and, if not registered, would be of no effect. Our Articles also provide that in the event that our Board of Directors determines that an ownership limitation has been violated as a result of any transfer, we shall have the option, but not the obligation, to purchase all or any part of the ordinary shares, to the extent we determine it is necessary or advisable to avoid or cure any adverse or potentially adverse consequences resulting from such transfer.
In connection with any transfer of ordinary shares, and in addition to the certification requirement described above, holders of ordinary shares will only be able to transfer their ordinary shares in compliance with the provisions of the Securities Act.
Differences in Corporate Law
The Companies Act, which applies to us, differs in certain material respects from laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant provisions of Companies Act (including modifications adopted pursuant to our Articles) applicable to us which differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not purport to deal with all aspects of Cayman Islands law that may be relevant to us and our shareholders.
Interested Party Transactions
No one will be disqualified from being elected director or appointed an alternate director because he or she has contracted with us. A director (or his or her alternate director in his or her absence) may participate in the vote in respect of the contract or transaction in which he or she is interested as long as he or she disclosed his or her interest before that matter is considered or voted upon.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that they owe the following duties to the company: a duty to act in good faith and in what they consider to be in the best interests of the company; a duty not to make a profit out of their position as director (unless the company permits him to do so); a duty to exercise their powers for the purposes for which they are conferred; and a duty not to put himself in a position where the interests of the company conflict with their personal interest or their duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. A director will need to exhibit in the performance of their duties both the degree of skill than may reasonably be expected from a subjective perspective determined by reference to their knowledge and experience and the skill and care objectively to be expected from a person occupying office as a director of the company.
A director or alternate director may vote on a contract or transaction where he or she has an interest as a shareholder, director, officer or employee provided he or she disclosed the interest to the Board of Directors.
In exercising any such vote, such director's duties remain as described above. Pursuant to our Articles, none of our contracts will be deemed to be void purely because any director is an interested party in such transaction and in such circumstances, interested parties will generally not be held liable for monies owed to us.
Under Delaware law such a transaction would be voidable unless:

•the material facts as to such interested director’s relationship or interests are disclosed or are known to the Board of Directors and the Board of Directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors;
•such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon; or
•the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.
Mergers and Similar Arrangements
The Companies Act allows for the merger of two or more companies into either one consolidated company or one or more company(ies) merged into another so as to form a single surviving company. The merger or consolidation of two or more companies under Cayman Islands law requires the directors of the companies to enter into and to approve a written plan of merger or consolidation, which must also be authorized by a special resolution of each constituent company, and such other authorization, if any, as may be specified in such companies’ articles of association.
In relation to any merger or consolidation under the Companies Act, dissenting shareholders have certain limited appraisal rights in circumstances which are similar to those available to dissenting shareholders of a Delaware corporation, providing rights to receive payment in cash for the judicially determined fair value of the shares. Appraisal rights for the holders of shares listed on a public exchange are ordinarily only available where the consideration offered under the merger is payable in cash or, in some instances, the unlisted securities of a third party.
The Companies Act also includes statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that such a scheme of arrangement is approved by (i) in respect of shareholders, 75% in value of the shareholders or each class of shareholder who attend and vote, either in person or by proxy, at a meeting or meetings convened for that purpose; or (ii) in respect of creditors, a majority in number representing 75% in value of creditors or each class of creditors who attend and vote, either in person or by proxy, at a meeting or meetings convened for that purpose.
The convening of the scheme meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;
•the shareholders have been fairly represented at the meeting in question and the classes properly delineated;
•the scheme of arrangement is such as a businessperson would reasonably approve; and
•the scheme of arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.
If a scheme of arrangement is thus approved, the dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of a Delaware corporation.
Shareholders’ Suits
We are not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions.
In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a shareholder.
However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:
•a company acts or proposes to act illegally or ultra vires (beyond the scope of its authority);
•the act complained of, although not ultra vires, could be effected if duly authorized by a special resolution that has not been obtained; and
•those who control the company are perpetrating a “fraud on the minority.”
Indemnification of Directors
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. We may indemnify our directors or officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law, save in respect of any act or omission involving willful negligence, willful default, fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if:
•    such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and
•    with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

We will indemnify each of our directors, agents and officers out of our assets against any liability incurred by them as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by their own willful negligence, willful default, fraud or dishonesty. No such director, agent or officer shall be liable to us for any loss or damage in carrying out his or her functions unless their liability arises through willful negligence, willful default, fraud or dishonesty of such director, agent or officer.
Inspection of Corporate Records
Members of the general public do not have the right to inspect our corporate or constitutive documents with the exception of the register of directors. The Registrar of Companies shall make a list of the names of the current directors (and alternate directors where applicable) available for inspection by any person on payment of a fee and subject to such conditions as the Registrar may impose. A shareholder of a Cayman Islands company has the right to request the company them a copy of its memorandum and articles of association in force, on payment of a maximum sum of one Cayman Islands dollar for each copy. In addition, our Articles provide that our Board of Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations our accounts and books or any of them shall be open to the inspection of shareholders and no shareholder shall have any right of inspecting any of our accounts or books or documents except as conferred by statute, or authorized by our Board of Directors or by us in general meeting. Also, the directors may from time to time cause to be prepared and to be laid before us in general meeting financial statements and such other reports and accounts as may be required by law. We are also required to keep a register of mortgages and charges, which is open to inspection by any creditor or shareholder at all reasonable times.
We are not required to, but may, maintain our share register in the Cayman Islands. We are required to keep at our registered office a register of our directors and officers, which is not open for inspection by members of the public. Our registered office is located at Conyers Trust Company (Cayman) Limited, SIX 2nd Floor Cricket Square, 171 Elgin Ave, Cayman Islands, Cayman Islands.
Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.
Conversion Rights
If applicable, the terms of preferred shares of any series that are convertible into or exchangeable for our ordinary shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of shares of our ordinary shares or our other securities to be received by the holders of preferred shares would be subject to adjustment. Any such conversion or exchange will comply with applicable Cayman Islands law and our Articles.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Computershare. Its address is 480 Washington Boulevard, Jersey City, NJ 07310 and its telephone number at this location is (201) 680-2464.
Listing
Our ordinary shares are listed on the Nasdaq Global Select Market under the trading symbol “GLRE.”

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of ordinary shares or preferred shares, which will be described in more detail in an applicable prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares being offered.
General
We may issue depositary shares that represent ordinary shares or preferred shares. The ordinary shares or preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable ordinary shares or preferred shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the ordinary shares or preferred shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.
We may, at our option, elect to offer fractional shares of ordinary shares or preferred shares, rather than full ordinary shares or preferred shares. In the event we exercise this option, we will issue receipts for depositary shares to the public, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a ordinary share or a share of a particular series of ordinary shares or preferred shares as described below.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited ordinary shares or preferred shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited ordinary shares or preferred shares to the record holders of depositary shares relating to the ordinary shares or preferred shares, in proportion to the numbers of the depositary shares owned by such holders.
In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
Redemption or Repurchase of Shares
Subject to the Companies Act, if a series of ordinary shares or preferred shares represented by depositary shares is to be redeemed or repurchased, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption or repurchase, in whole or in part, of each series of ordinary shares or preferred shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption or repurchase price per share payable in respect of the ordinary shares or preferred shares so redeemed or repurchased. Whenever we redeem or repurchase ordinary shares or preferred shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing ordinary shares or preferred shares redeemed or repurchased. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Shares
Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of ordinary shares or preferred shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of ordinary shares or preferred shares on the basis described in an applicable prospectus supplement for such series of ordinary shares or preferred shares, but holders of whole ordinary shares or preferred shares will not thereafter be entitled to deposit the ordinary shares or preferred shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole ordinary shares or preferred shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Voting Deposited Ordinary Shares or Preferred Shares
Upon receipt of notice of any meeting at which the holders of any series of deposited ordinary shares or preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of ordinary shares or preferred shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of ordinary shares or preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the ordinary shares or preferred shares represented by the holder’s depositary shares.
The depositary will attempt, insofar as practicable, to vote the amount of such series of ordinary shares or preferred shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the ordinary shares or preferred shares to the extent it does not receive specific instructions from the holder of depositary shares representing the ordinary shares or preferred shares.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of the depositary shares representing ordinary shares or preferred shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of ordinary shares or preferred shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the ordinary shares or preferred shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement will automatically terminate if:
•    all outstanding depositary shares have been redeemed;
•    a final distribution in respect of the ordinary shares or preferred shares has been made to the holders of depositary shares in connection with any of our liquidation, dissolution or winding up; or
•    upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of ordinary shares or preferred shares and any redemption or repurchase of the ordinary shares or preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.
The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of ordinary shares or preferred shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such ordinary shares or preferred shares are paid by the holders thereof.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Miscellaneous
The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited ordinary shares or preferred shares.
Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts, ordinary shares or preferred shares unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

As used in this “Description of Debt Securities” section of this prospectus, all references to “we,” “us,” “our” and similar expressions are references to Greenlight Capital Re and do not include any of Greenlight Capital Re’s subsidiaries or other affiliates.
Senior Debt Indenture and Subordinated Debt Indenture
We may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. We will issue any senior debt securities pursuant to a senior debt indenture between us and Computershare Trust Company, N.A. We will issue any subordinated debt securities pursuant to a subordinated debt indenture between us and Computershare Trust Company, N.A.
The senior debt indenture and the subordinated debt indenture will be substantially identical except that the subordinated debt indenture, unlike the senior debt indenture, will provide for debt securities that are specifically made junior in right of payment to our other specified indebtedness. Neither the senior debt indenture nor the subordinated debt indenture will limit the aggregate principal amount of indebtedness that we may issue from time to time.
Forms of the senior debt indenture and the subordinated debt indenture are included as exhibits to the registration statement of which this prospectus forms a part. The following description provides a general summary of the material terms and conditions of each of these indentures and the debt securities that may be issued pursuant to these indentures. The indentures may contain language which expands upon or limits the statements made in this prospectus, and prospectus supplements and supplemental indentures may contain material terms and provisions of any debt securities. Accordingly, we strongly encourage you to refer to the indentures, all prospectus supplements and all relevant supplemental indentures for a complete understanding of the terms and conditions applicable to the indentures and the debt securities.
Senior and Subordinated Debt Securities
The debt securities will be our senior or subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of “subordinated” debt. Events that may trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture.
We may issue the senior debt securities, pursuant to the senior debt indenture, in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking in right of payment. The senior debt securities also will rank equally in right of payment with all our other unsubordinated indebtedness.
Unsecured senior indebtedness issued pursuant to the senior debt indenture will be effectively junior to any of our secured indebtedness to the extent of the assets securing such secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or a foreclosure under a loan agreement relating to any secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on unsecured senior indebtedness issued under the senior debt indenture to the extent of the assets securing such secured indebtedness.
The debt securities issued under the subordinated debt indenture will be subordinated in right of payment in respect of principal, any premium and interest owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption “Subordination Under the Subordinated Debt Indenture.”

Additionally, the indebtedness issued pursuant to both the senior and subordinated indentures will be structurally subordinated to any indebtedness and other obligations of our subsidiaries (other than any subsidiaries that become guarantors of the indebtedness issued pursuant to the indentures). In the event of a bankruptcy, receivership, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the shares of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of a subsidiary to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.
We conduct our operations through two wholly-owned subsidiaries, which generate a substantial portion of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are a major source of funds necessary for us to meet our debt service and other obligations. Contractual provisions, laws or regulations, as well as the subsidiary’s financial condition and operating requirements, may limit our ability to obtain cash required to pay our debt service obligations, including payments on the debt securities. We are a holding company that depends on the ability of our subsidiaries to pay dividends to us in order to service our debt obligations.
Prospectus Supplements
We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. We strongly encourage you to read it carefully. In the prospectus supplement, we will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:
•    the title of the debt securities and whether they are subordinated debt securities or senior debt securities;
•    the denominations in which the debt securities will be issued;
•    the aggregate principal amount of the debt securities to be issued;
•    the ability to issue additional debt securities of the same series;
•    the price or prices at which we will sell the debt securities;
•    the date or dates on which the principal of the debt securities is payable;
•    the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
•    the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•    in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;
•    whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•    the dates on which interest on the debt securities shall be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date or the method by which such date or dates will be determined;
•    the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
•    the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
•    the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and where notices and demands may be delivered to or upon us pursuant to the indenture;
•    if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
•    our obligations, if any, to redeem, repay or purchase debt securities prior to the maturity date, to set aside funds or other assets or make periodic payments to a sinking fund or provide security for any redemption or purchase through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, or set aside such assets, make such payments or provide such security pursuant to such obligations, and the other terms and conditions of such obligations;
•    the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;
•    provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•    any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;
•    any limitation on our ability to incur debt, grant liens, redeem shares, pay dividends, sell our assets or other restrictions;
•    the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;
•    the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for our ordinary shares, preferred shares or other securities or property (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);
•    any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•    to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;
•    if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
•    the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;
•    if the principal amount payable at the stated maturity of any debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof that shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);
•    whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
•    the depositary for global or certificated debt securities;
•    whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form (In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security.);
•    any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities, (3) the offer, sale or delivery of bearer debt securities, or (4) the payment of interest on such bearer debt securities. (A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances.);
•    certain U.S. federal income tax consequences and special considerations applicable to the debt securities;
•    any Cayman Islands tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
•    any proposed listing of the debt securities on a securities exchange;
•    whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•    if the debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;
•    the date as of which such securities shall be dated if other than the date of original issuance thereof;
•    the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar, collateral agent or other agent with respect to the debt securities;
•    whether interest on such securities shall be computed on the basis of a 360 day year comprised of 12 30-day months;
•    whether the forms of such securities and coupons, if any, have been duly authorized by board resolution or by a supplemental indenture thereto and established in conformity with the applicable indenture;
•    in the case of subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities; and
•    any other specific terms of the debt securities, including any other terms that may be required by or advisable under applicable laws or regulations.
Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.
Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below the stated principal amount of such debt securities. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.
Global Debt Securities
We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.
We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.
The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:
•    by the depositary for the registered global security to a nominee of the depositary;
•    by a nominee of the depositary to the depositary or to another nominee of the depositary; or
•    by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.
These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.
We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.
Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.
Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that purchasers of securities regulated by the laws of those jurisdictions take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.
As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:
•    be entitled to have the debt securities represented by the registered global security registered in their own names;
•    receive or be entitled to receive physical delivery of the debt securities in definitive form; and
•    be considered the owners or holders of the debt securities under the applicable indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Greenlight Capital Re, the indenture trustee or any other agent of Greenlight Capital Re or of the indenture trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.
We will issue our debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.
We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the indenture trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.
We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.
Covenants Applicable to the Debt Securities
Consolidation, Merger, Amalgamation and Sale of Assets. Each of the senior and subordinated debt indentures provides that we will not consolidate with or merge or amalgamate into a third party, or sell or otherwise transfer, other than for cash, all or substantially all of our assets to any third party, in each case unless:
•    either we are the continuing entity in the transaction or the successor entity expressly assumes our obligations under the securities and the indenture;
•    following the completion of the transaction, we or the successor entity in the transaction would not be in default in the performance of the covenants and conditions contained in the indenture; and
•    a specified Officer’s Certificate and an Opinion of Counsel are delivered to the Trustee, each stating that such consolidation, merger, amalgamation, sale or other transfer, as the case may be, and any supplemental indenture pertaining thereto, comply with the indenture.

The limitations on the transactions described above do not apply to a recapitalization, change of control, or highly leveraged transaction unless the transaction involves a consolidation, merger or amalgamation into a third party, or a sale or other transfer, other than for cash, of all or substantially all of our assets to a third party. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price, or otherwise protect debt security holders in the event of any recapitalization, change of control, or highly leveraged transaction.
The prospectus supplement for each series of debt securities may contain additional covenants.
Events of Default
Unless we provide other or substitute Events of Default in a prospectus supplement, each of the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:
•    default in the payment of any interest on the series of debt securities when the same becomes due and payable, and continuation of such default for a period of 30 days and the interest payment date has not been properly extended or deferred;
•    default in the payment of the principal of, or premium, if any, on, the debt securities when the same becomes due and payable;
•    default in the payment of any sinking fund installment as and when the same shall become due and payable;
•    default in the observance or performance of any covenant or agreement of ours contained in the indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this section) (other than a covenant or agreement included in the indenture solely for the benefit of a series of securities other than such series issued pursuant to the indenture), and continuation of such default for a period of 90 days after notice has been given by the holders of at least 25% in aggregate principal amount of the outstanding securities of all series affected thereby;
•    default (i) in any scheduled payment of principal of any of our indebtedness (other than with respect to such series of the debt securities and other than non-recourse indebtedness), having an aggregate principal amount outstanding of at least $50 million, when due and payable after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any of our indebtedness (other than with respect to such series of the debt securities and other than non-recourse indebtedness) having an aggregate principal amount outstanding of at least $50 million that results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been cured, waived, rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 30 days after notice has been given;
•    certain events relating to our bankruptcy, insolvency or reorganization;
•    any other Event of Default provided in a supplemental indenture under certain circumstances.
Each of the senior and subordinated debt indentures provides that, under limited conditions specified in the indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of each affected series of debt securities issued under the relevant indenture, treated as one class, may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 25% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.

Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, may waive past defaults under the indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.
Each of the senior and subordinated debt indentures entitles the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, each indenture provides that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indenture or for any remedy available to the trustee.
Each of the senior and subordinated debt indentures provides that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:
•    such holder previously gave written notice of the continuing default to the trustee;
•    the holders of at least 25% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;
•    the trustee did not institute the action within 60 days of the request; and
•    the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.
Under each indenture, we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist. In addition, we will file with the trustee written notice of a default or an Event of Default within five business days of the occurrence of such default or Event of Default or within five business days of our becoming aware of it.
Defeasance
If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the applicable indenture and debt securities as set forth below and as provided in each of the senior and subordinated debt indentures. For purposes of the indentures, obligations with respect to debt securities are discharged and legal defeasance occurs when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the relevant indenture relating to the debt securities.
If provided for in the prospectus supplement, we may elect legal defeasance and be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series if the debt securities of such series have become due and payable, will become due and payable within one year or, if redeemable at our option, are to be called for redemption within one year under irrevocable arrangements satisfactory to the trustee. We may make such legal defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due.
If provided for in the prospectus supplement, we may elect covenant defeasance and be discharged from certain specified obligations under the covenants contained in the indentures with respect to any debt securities of a series. We may make this covenant defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due.
As a condition to any legal defeasance or covenant defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such defeasance had not occurred. This opinion of counsel, in the case of legal defeasance with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable U.S. federal income tax law occurring after the date of this prospectus.
We may exercise our legal defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities. If we exercise our legal defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants that have been defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value that will vary depending upon interest rates and other factors.
Modification of the Indentures
Each of the senior and subordinated debt indentures provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
•    secure any debt securities;
•    evidence a successor person’s assumption of our obligations under the indentures and the debt securities;
•    add covenants that protect holders of debt securities;
•    cure any ambiguity or defect in the indenture, provided that such correction does not adversely affect the holders of the affected debt securities in any material manner;
•    establish forms or terms for debt securities of any series; and
•    evidence a successor trustee’s acceptance of appointment.
Each of the senior and subordinated debt indentures also permits us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under and affected by the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:
•    extend the stated maturity of, or reduce the principal of, any debt security;
•    reduce the rate or extend the time of payment of interest;
•    reduce any amount payable upon redemption or change the time at which any debt security may be redeemed;

•    change the currency in which the principal, any premium or interest is payable;
•    reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;
•    make any changes in the ranking or priority of any debt security that would adversely affect the holders of such debt security;
•    impair or affect the right to institute suit for the enforcement of any payment on any debt security when due; or
•    reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.
The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.
Subordination Under the Subordinated Debt Indenture
The subordinated debt indenture provides that payment of the principal, any premium and interest on debt securities issued under the subordinated debt indenture will be subordinated in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness. The subordinated debt indenture defines senior indebtedness as the principal, any premium and interest on all our indebtedness, whether incurred prior to or after the date of the indenture:
•    for money borrowed by us;
•    for money borrowed by, or obligations of, others that we directly or indirectly either assume or guarantee;
•    in respect of letters of credit and acceptances issued or made by banks in favor of us; or
•    issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in our property, plant and equipment accounts at the time of acquisition, if we are directly liable for the payment of such debt.
Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to the indebtedness listed above.
Senior indebtedness does not include:
•    our subordinated debt securities or junior subordinated debt securities;
•    any of our indebtedness that, by its terms or the terms of the instrument creating or evidencing it, is subordinate or equivalent in right of payment with the subordinated debt securities;
•    our indebtedness to our affiliate;
•    any of our indebtedness to one of our subsidiaries;
•    indebtedness issued in violation of the instrument creating it; or

•    any guarantee by us of indebtedness of another person that would not constitute “senior indebtedness” of such person under this definition.
The subordinated debt indenture does not limit the amount of senior indebtedness that we can incur.
The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities receive any payment on account of such subordinated debt securities in the event:
•    of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or
•    that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.
We may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.
Conversion Rights
If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our ordinary shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of shares of our ordinary shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Cayman Islands law and our Articles.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares and preferred shares. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.
Warrants
The applicable prospectus supplement will describe the following terms of any other warrants that we may issue:
•    the title of the warrants;
•    the securities (which may include preferred shares or ordinary shares) for which the warrants are exercisable;
•    the price or prices at which the warrants will be issued;
•    the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;
•    if applicable, the designation and terms of the preferred shares or ordinary shares with which the warrants are issued, and the number of the warrants issued with each preferred share or ordinary share;
•    if applicable, the date on and after which the warrants and the related preferred shares or ordinary shares will be separately transferable;
•    certain U.S. federal income tax consequences and special considerations applicable to the warrants;
•    any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•    the effect of any merger, amalgamation, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•    the terms of any rights to redeem or call the warrants;
•    any provisions for changes to or adjustments in the exercise price of or number of securities issuable upon exercise of the warrants;
•    the dates on which the right to exercise the warrants will commence and expire; and
•    the manner in which the warrant agreement and warrants may be modified.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase for cash the number of preferred shares or ordinary shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of our ordinary shares, preferred shares or depositary shares at a future date or dates. The number and price per share of our ordinary shares, preferred shares or depositary shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.
The applicable prospectus supplement will describe the terms of any share purchase contract and will contain a discussion of certain U.S. federal income tax considerations and special considerations applicable to the share purchase contracts. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of three ways (or in any combination) from time to time:
•    to or through underwriters or dealers;
•    directly to a limited number of purchasers or to a single purchaser; or
•    through agents.
The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:
•    the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
•    the public offering price or purchase price of the securities and the proceeds to us and any discounts, commissions, or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and
•    any securities exchanges on which the securities may be listed, if any.
The distribution of the offered securities may be effected from time to time:
•    in one or more transactions at a fixed price or prices, which may be changed;
•    at market prices prevailing at the time of sale;
•    at prices related to the prevailing market prices; or
•    at negotiated prices.
Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.
Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. The maximum commission or discount to be received by any underwriter, dealer or agent will not be greater than eight percent (8%) of the maximum gross proceeds of the securities that may be sold under this prospectus.
Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, Greenlight Capital Re will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, which will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities.
If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future.
Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.
Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to U.S. persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Each series of offered securities will be a new issue and, other than the ordinary shares that are listed on the Nasdaq Global Select Market, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the ordinary, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
We may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to the registration statement of which this prospectus forms a part will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.
Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
Agents, underwriters and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments that the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or through our web site at http://www.greenlightre.com. Our website is not incorporated into or otherwise a part of this prospectus. Our ordinary shares are traded on the Nasdaq Global Select Market under the symbol “GLRE.”

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces such information. All documents we file pursuant to Sections 13(a), 13(c), 14 of 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Items 2.02 or 7.01 or exhibits related thereto furnished pursuant to Item 9.01 of such form), after the initial filing of the registration statement of which this prospectus forms a part and until termination of the offering shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:
•    our Annual Report on Form 10-K for the year ended December 31, 2023;
•    our Quarterly Report on Form 10-Q for the period ended March 31, 2024;
•    our Current Reports on Form 8-K filed on April 18, 2024 and May 30, 2024; and
•    our definitive proxy statement on Schedule 14A, filed with the SEC on April 25, 2024.
We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or exhibits related thereto furnished pursuant to Item 9.01 of Form 8-K.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:
Greenlight Capital Re, Ltd.
65 Market Street, Suite 1207
Jasmine Court, Camana Bay
P.O. Box 31110
Grand Cayman KY1-1205
Cayman Islands
(345) 943-4573
This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to Cayman Islands law in connection with this offering will be passed upon for us by Conyers Dill & Pearman LLP, Grand Cayman, Cayman Islands, and certain legal matters as to U.S. law in connection with this offering will be passed upon for us by Mayer Brown LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedules of Greenlight Capital Re as of December 31, 2023 and 2022 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, incorporated by reference herein have been so incorporated in reliance upon the reports of Deloitte Ltd., an independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements and schedules of Greenlight Capital Re for the year ended December 31, 2021, incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part have been so incorporated in reliance upon the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
38

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are incorporated as an exempted company with limited liability under the laws of Cayman Islands. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. directors and officers or to recover against our company, or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to transactions covered by this prospectus by serving Corporation Service Company, our U.S. agent irrevocably appointed for that purpose.
Conyers Dill & Pearman LLP, our Cayman Islands counsel, has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the Grand Court will recognize and enforce a foreign judgment of a court of competent jurisdiction if such judgment is final, for a liquidated sum, provided it is not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matters, and was not obtained in a manner which is contrary to the public policy of the Cayman Islands. It is doubtful the Grand Court will, in an original action in the Cayman Islands, recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States on the grounds that such provisions are penal in nature.
The Grand Court may stay proceedings if concurrent proceedings are being brought elsewhere.

Greenlight Capital Re, Ltd.
Ordinary Shares, Preferred Shares, Depositary Shares, Debt Securities,
Warrants and Share Purchase Contracts
——————
, 2024

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution:
The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table.

Securities and Exchange Commission Registration Fee (1)	$ 29,520.00
Accountants’ Fees and Expenses*	*
Legal Fees and Expenses*	*
Miscellaneous Expenses*	*
Total Expenses (2)	*
__________
*     Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable. The estimate of such expenses in connection with securities to be offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.
(1)     In connection with the registration of the Unsold Securities on the Prior Registration Statement, the registrant previously paid a registration fee of $21,820.00, which was applied to the $29,520.00 total registration fee, leaving a balance of $7,700.00 that was paid by the registrant.
(2)     The amounts set forth in the table above do not include expenses relating to specific offerings made pursuant to this prospectus.
Item 15. Indemnification of Directors and Officers.
Article 33 of our Third Amended and Restated Memorandum and Articles of Association provides, among other things, that: our directors, officers, secretary, any person appointed to a committee by the Board of Directors, and employees and agents and our liquidator or trustees (if any) who have acted in relation to any of the affairs of our company and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom moneys or effects belonging to us shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to us shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided, that, this indemnity shall not extend to any matter in respect of any willful negligence, willful default, fraud or dishonesty which may attach to such persons.
Article 3 of the Deed of Indemnity by and between us and each indemnitee provides contractual indemnification for such indemnitee meant to supplement that indemnification found in the Articles. The Deed of Indemnity provides that we will indemnify and hold harmless any Indemnitee to the fullest extent permitted by law, against any and all expenses and losses, and any local or foreign stamp duties or taxes imposed as a result of the actual or deemed receipt of any payments under this Deed, that are paid or incurred by the indemnitee in connection with such proceeding. We will indemnify and hold harmless any indemnitee for all expenses paid or incurred by indemnitee in connection with each successfully resolved claim, issue or matter on which indemnitee was successful. The Deed of Indemnity further provides that we will not provide indemnification for any proceeding initiated or brought voluntarily by the indemnitee against us or our directors, officers or employees, or for any accounting of profits made from the purchase and sale by the indemnitee of our securities.
Article 4 provides that we will advance, to the fullest extent permitted by law, to the indemnitee any and all expenses paid or incurred by indemnitee in connection with any proceeding (whether prior to or after its final disposition), provided that the indemnitee is otherwise entitled to indemnification under the Deed.

Article 5 of the Deed of Indemnity provides that to the fullest extent permitted by law, if the indemnification provided for in the Deed is unavailable to the indemnitee for any reason whatsoever, we, in lieu of the indemnifying indemnitee, will contribute the amount of expenses or losses incurred or paid by the indemnitee in connection with any proceeding in proportion to the relative benefits received by us and all of our officers, directors, and employees other than the indemnitee who are or would be jointly liable with the indemnitee, on the one hand, and indemnitee, on the other hand, from the transaction from which such proceeding arose; provided, however, that the proportion determined on the basis or relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of us and all of our officers, directors, and employees other than the indemnitee who are jointly liable with the indemnitee, on the one hand, and the indemnitee, on the other hand, in connection with the events that resulted in such expenses and losses, as well as any other equitable considerations which applicable law may require to be considered.
Any underwriting agreement that Greenlight Capital Re may enter into in connection with an offering of securities pursuant to this registration statement may include provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of Greenlight Capital Re against certain liabilities under the Securities Act of 1933, as amended.
The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities, which includes coverage for liability under the federal securities laws.
Item 16. Exhibits and Financial Statement Schedules.
(a)    Exhibits:
A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.
(b)    Financial Statement Schedules:
All schedules for which provision is made in the applicable accounting regulations of the SEC have been omitted because they are not required, amounts that would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
4.    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B of this chapter, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
5.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(d)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
(e)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(f)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Greenlight Capital Re, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of George Town, Grand Cayman, Cayman Islands, on this June 28, 2024.
GREENLIGHT CAPITAL RE, LTD.
By: /s/ Faramarz Romer
Name: Faramarz Romer
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 28, 2024.

/s/ DAVID M. EINHORN*	/s/ LEONARD GOLDBERG*
David M. Einhorn Chairman of the Board and Authorized Representative in the United States	Leonard Goldberg Director

/s/ URSULINE FOLEY*	/s/ BRYAN MURPHY*
Ursuline Foley Director	Bryan Murphy Director

/s/ IAN ISAACS*	/s/ VICTORIA GUEST*
Ian Isaacs Director	Victoria Guest Director

/s/ FARAMARZ ROMER	/s/ JOHNNY FERRARI*
Faramarz Romer Chief Financial Officer (principal financial and accounting officer)	Johnny Ferrari Director

/s/ GREGORY RICHARDSON	/s/ JOSEPH PLATT*
Gregory Richardson Director and Chief Executive Officer (principal executive officer)	Joseph Platt Director

/s/ DANIEL ROITMAN*
Daniel Roitman Director

*By: /s/ DAVID SIGMON
David Sigmon
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
1.1*	Form of Underwriting Agreement.
4.1*	Form of Certificate of Designation, Preferences and Rights relating to preferred shares.
4.2	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.1 of the Company’s Form 10-K filed on March 05, 2024).
4.3*
Form of Senior Debt Indenture between Greenlight Capital Re, Ltd. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement No. 333-182300 filed on June 22, 2012).

4.4*
Form of Subordinated Debt Indenture between Greenlight Capital Re, Ltd. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement No. 333-182300 filed on June 22, 2012).

4.5*	Form of Deposit Agreement, including the form of depositary receipt.
4.6(a)*	Form of Warrant Agreement for warrants sold alone, including the form of Warrant Certificate.
4.6(b)*	Form of Warrant Agreement for warrants attached to securities, including the form of Warrant Certificate.
4.7*	Form of Warrant for ordinary shares.
4.8*	Form of Share Purchase Agreement.
4.9
Shareholders’ Agreement, dated August 11, 2004, by and among Greenlight Capital Re, Ltd. and each of the subscribers (incorporated by reference to Exhibit 10.8 of the Company’s registration statement No. 333-139993 filed on January 16, 2007).

4.10
Amendment No. 1 to Shareholders’ Agreement, dated June 29, 2018, by and between Greenlight Capital Re, Ltd. and David Einhorn (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on June 29, 2018).

4.11
Amendment No. 2 to Shareholders’ Agreement, dated June 30, 2021, by and between Greenlight Capital Re, Ltd. and David Einhorn (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on June 30, 2021).

4.12
Amendment No. 3 to Shareholders’ Agreement, dated May 30, 2024, by and between Greenlight Capital Re, Ltd. and David Einhorn (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on May 30, 2024).

5.1**	Opinion of Mayer Brown LLP.
5.2**	Opinion of Conyers Dill & Pearman LLP.
23.1**	Consent of BDO USA, PC.
23.2**	Consent of Ernst & Young Ltd.
23.3**	Consent of Mayer Brown LLP (included in Exhibit 5.1).
23.4**	Consent of Conyers Dill & Pearman LLP (included in Exhibit 5.2).
23.5**	Consent of Deloitte Ltd.
24.1**	Powers of Attorney of officers and directors (included on the Power of Attorney page of the registration statement).
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Computershare. Trust Company, N.A. under the Senior Debt Indenture and Subordinated Debt Indenture.
99.1**	Form F-N.
107**	Filing Fee Table
__________
*    To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement, a prospectus supplement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.
**    Previously filed.